Exhibit 1.(1)

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                                   GREAT-WEST
                        Life & Annuity Insurance Company
                             8515 East Orchard Road
                               Englewood, CO 80111



This will certify that the following is a true and correct copy of a resolution passed at a meeting of the Board of Directors of Great-West Life & Annuity Insurance Company duly called and held on the twenty-fifth day of November, 1997, at which meeting a quorum was present and acting throughout, and that said resolution is still in full force and effect:


         That the Company hereby authorizes the establishment of separate accounts designated GWL&A VUL Series Accounts 1 - 5 (hereinafter "the Accounts"), subject to such conditions as hereafter set forth, said use, purposes, and conditions to be in full compliance with C.R.S. ?10-7-402 and all rules and regulations of the Colorado Division of Insurance;

         Further, that the appropriate officers are hereby authorized to determine the terms of the offering of the Accounts; to designate from time to time the number of separate investment divisions as may be necessary or appropriate for each Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders; and, to establish all procedures, standards, and arrangements necessary or appropriate for the operation of the Accounts; and

         Further, that the Accounts shall be established for the purpose of allowing the Company to issue corporate-owned or bank-owned variable universal life insurance contracts ("Contracts") as the President or a Vice-President may designate and shall constitute separate accounts into which will be allocated amounts paid to the Company which are to be applied under the terms of such Contracts; and

         Further, that the income, gains and losses, realized or unrealized, from assets allocated to the Accounts shall be credited to or charged against such Accounts without regard to other income, gains, or losses of the Company to the extent provided in the Contracts; and

         Further, that the fundamental investment policy of the Accounts shall be to invest or reinvest the assets of the Accounts in securities issued by investment companies registered under the Investment Company Act of 1940 or invest or reinvest the assets of the Accounts directly in other separate accounts and other investments according to the investment objective and policy established for such Contract or Contracts; and

         Further, that the President or a Vice-President each be, and hereby is, authorized to deposit such amounts in the Accounts or in each investment division as may be necessary or appropriate to facilitate the commencement of the Accounts? operations; and

         Further, that the President or a Vice-President each be, and hereby is, authorized to transfer funds from time to time into the Accounts in order to establish the Accounts or to support the operation of the Contracts with respect to the Accounts or to transfer funds from time to time out of the Accounts if transfer is made by cash or securities having a readily determined market value, if such transfer is approved by the Commissioner of the Division of Insurance; and



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         Further,  that the President or a Vice-President each be, and is hereby authorized to change the designation of the Accounts to such other designation as he may deem necessary or appropriate; and

         Further, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to take all actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of registration statements and amendments thereto, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

         Further, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Accounts and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of the Accounts and the Company; and

         Further, that the President, the Vice-Presidents and the Secretary of the Company be, and they hereby are, each authorized in the names and on behalf of the Accounts and the Company to execute and file irrevocable written consents on the part of the Accounts and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Accounts and of the Company for the purpose of receiving and accepting process; and

         Further, that the President or a Vice-President each be, and hereby is, authorized to cause the Company to institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Accounts; and

         Further, that the President or a Vice-President each be, and is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Contracts in connection with the establishment and maintenance of the Accounts or the design, administration and offer and sale of the Contracts; provided, however, that the Company is directed to finalize such agreements before effecting any registrations or filings of the Contracts or the Accounts; and

         Further, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Accounts to invest in securities issued by one or more investment companies registered under the Investment
         Company Act of 1940 as may be  specified in the  respective  Contracts;
         and



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         Further,  that the  appropriate  officers of the  Company,  and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

         Further, that the term "appropriate officers" as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.




Dated at Englewood,                          /s/ B.A. Byrne
Colorado this 30th day                       -----------------------------------
of December, 1998.                           B.A. Byrne
                                             Assistant Vice President, Associate
                                             Counsel and Assistant Secretary